Exhibit 99.1

2007-17

Contact: R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON ELECTS JACK B. MOORE TO BOARD OF DIRECTORS

HOUSTON (November 15, 2007) — Cameron has elected Jack B. Moore to the Company’s Board of Directors.

Moore, 54, has been president and chief operating officer of Cameron since January 2007. He previously served as president of the Drilling & Production Systems organization (formerly the Cameron division), having been named to that position in July 2002. He joined Cameron in July 1999 as vice president and general manager, Western Hemisphere, after 23 years with Baker Hughes Incorporated, where he held a variety of marketing, manufacturing and human resources positions. He holds a BBA degree from the University of Houston and is a graduate of the Advanced Management Program at Harvard Business School. His election increases the size of Cameron’s board to eight members.

Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.

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Website: www.c-a-m.com